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The following is a news article discussing the remarks of Dr. Thomas Kaplan, Chairman of the Board of NOVAGOLD Resources Inc., which include the proposed transaction, first published on August 20, 2026.

NEWS

COMMODITIES / GOLD

Gold price headed 10 times higher, and that is "inevitable," Thomas Kaplan says

By Jeremy Szafron

Published Aug 20, 2026 - 7:05 PM
Updated Aug 20, 2026 - 7:21 PM

Kitco News

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Kitco NEWS has a diverse team of journalists reporting on the economy, stock markets, commodities, cryptocurrencies, mining and metals with accuracy and objectivity. Our goal is to help people make informed market decisions through in-depth reporting, daily market roundups, interviews with prominent industry figures, comprehensive coverage (often exclusive) of important industry events and analyses of market-affecting developments.

(Kitco News) - Electrum chairman sees gold reaching $30,000 to $50,000, calls the correction a "1987 moment" and warns governments may seize profitable mines

Thomas Kaplan thinks gold is going up tenfold, and he is not hedging the word.

"Seeing gold go up another tenfold from here, to me is not just likely, but inevitable," he told Kitco News on Thursday.

Then he put numbers on it, without being asked.

"I can see gold going to 30, 40, 50,000 dollars without a problem."

Kaplan made gold and silver the core of his family's capital after selling Leor Energy in 2007. He is chairman of the Electrum Group, chairman of NOVAGOLD and chairman of Sunshine Silver Mining and Refining, which began trading on the New York Stock Exchange on June 4. He waited 17 years to own the Sunshine Mine and 33 years to bring the company public.

Some scale on the claim: Gold traded near $4,515 an ounce Thursday afternoon, having climbed back above $4,500. A tenfold gain puts it around $45,000, which sits inside the range he named. It would also mean the metal doing what it has taken the last two decades to do, several times over.

Kaplan did not attach a timeframe. Pressed on the near term, he was comfortable saying he had no idea.

"Maybe it already is, maybe it needs to test again, I don't know," he said of the current pullback. "It doesn't matter, because in the long term, even in the medium term, gold and silver are going to multiply from where they are."

A 1987 moment

His read on the drawdown is that it is a correction inside a bull market, and he has a specific comparison for it.

Earlier this year, with gold and silver near their highs, he told investors on a NOVAGOLD webcast that a sharp downdraft was possible, and that it would be an opportunity rather than a warning.

"We could have a 1987 moment," he said. "That was the best buying opportunity of the entire bull market."

The parallel he is reaching for is Black Monday. The Dow peaked at 2,722.42 on August 25, 1987, and closed at 1,738.74 on October 19, roughly a 36% collapse in eight weeks. At the time it felt like the end of the world. On a chart of the last 45 years it barely registers.

That is the whole point.

"You can't see it on a long-term chart," Kaplan said. "The crash of 1987, it really did seem like the world was falling in upon itself, and yet when you look back over that chart, you can't see it. Certainly a person of my vintage would need glasses to be able to perceive it. It's that minute."

Offered the word vindication for the year he has just had, he handed it straight back.

"Vindication wouldn't exactly be the right word, for the simple reason that I wasn't trying to prove anything to anyone," he said. "If anything, the longer it takes for the rubber band to snap back, the bigger the move."

The part that should make people sit up

Buried inside a story about 2007 was a sentence about now.

Kaplan sold his energy company that year. He also sold his platinum company. He wanted out of anything cyclical, and he was sitting in cash when markets seized.

Asked what drove the decision, he gave the expected answer about shale, and then added something else.

"I'd entered 2007 with a view that things were just simply too good, not dissimilar to the way things are right now in certain respects," he said. "And that there was just too much bullishness in asset classes."

He did not predict a crash, and he qualified it twice. But the man who cleared the decks months before the financial crisis just said today rhymes with the last time he did it.

How he got the money in the first place

That 2007 sale is better known by its headline number than by how it actually happened, and the details are more interesting than the total.

Kaplan started an energy company in 2003 and named it Leor, after his two children at the time, Leonardo and Orianne. It went to Texas looking for oil. It found gas instead, and a lot of it.

"Initially, EnCana offered me $200 million and I said, umm, no thank you," Kaplan said.

Goldman Sachs later raised money at a valuation around $500 to $550 million. Merrill Lynch came in at a billion and a half. The final sale to EnCana was $2.55 billion, and total exits to the Canadian producer landed close to $2.8 billion.

Roughly 100 times his money. He sold anyway. Having made that return and watched oil reach his target, Kaplan said he decided he had been "rewarded for being greedy" and that "it was time to leave."

There was also the thing he needs before he will hold anything, and shale was quietly taking it away from him.

"I no longer had metaphysical certitude about whether oil was worth $20 or worth $120," he said. "And I need metaphysical certitude. I have to have my conviction, and I was losing the conviction."

"They will take it from you"

The sharpest stretch of the interview had nothing to do with price.

Kaplan once held mineral rights across Africa and Asia. Guinea, Mali, Burkina Faso, Niger, Senegal, Ivory Coast, Congo, Pakistan. He says he was the largest holder of mineral rights in Pakistan. He ultimately shifted his focus toward Alaska, Idaho and Mexico.

The reasoning is not geological. It is about what happens to a mine when the metal coming out of it becomes the only thing in the country still making money.

"On what planet do you believe that you will be allowed to keep that gold mine in a country in which, if there's ever a global downturn again, the only thing that's producing cash is the gold or the silver?" he said. "They will take it from you."

"They will say, look, you have shareholders, but so do we. Millions of them. They voted for us, and it's called force majeure. We have no choice."

He calls it the sad irony of a gold bull market.

"You get the macros right, you may even get the micros right on the asset itself, and you are so right that you have it taken away from you."

The rule he uses to avoid it is one sentence long.

"I want to know that when I go to bed at night, whatever I thought I owned the night before, I still own in the morning."

Who pays for a $9 billion mine

NOVAGOLD's Donlin project in Alaska holds roughly 40 million ounces of measured and indicated gold at more than twice the industry average open pit grade, across a 27-year mine life. The November 2025 technical report estimated initial capital cost at approximately $9.23 billion.

Rather than wait for the feasibility study to finish, Kaplan said the company is lining up financing alongside it. Then he identified the pools of sovereign capital he believes could be a natural fit.

"Japan has committed to investing $550 billion in the United States. They are gold bullish," he said. "Korea has committed to $350 billion. Within the last month, they have returned to buying gold for their central bank. So I think they are expressing their sentiments with their feet."

On Korea, the record is more specific. The Bank of Korea disclosed a roughly $250 million position in SPDR Gold Shares as of the end of June, its first gold-linked investment since 2013. The stake is classified as securities within the country's foreign exchange reserves. Its physical bullion holdings are unchanged at about 104 tonnes.

Sovereign wealth funds from the UAE and Saudi Arabia have made US commitments as well, he said, and they like gold.

"It doesn't require that much of an imagination. The worst that can happen is somebody says no."

NOVAGOLD has agreed to buy the 40% of Donlin it does not own from John Paulson, a deal still subject to a shareholder vote. If it goes through, Paulson would hold about 40% of the economics with his vote capped just under 20%.

Kaplan's description of that partnership was the least corporate thing he said all hour.

"I am Moses in this story. I delivered NOVAGOLD. I delivered Donlin from Pharaoh," he said. "But let there be no doubt, I may have been Moses, but John Paulson, he was God. Still is."

Silver, and the people who bought the top

On crypto, Kaplan is not hostile. He thinks it did him a favour.

"I've got nothing against crypto. It's made my life easier. I no longer have to spend very much time explaining why owning something that can't be printed easily is a good thing," he said. "But for me, silver is the thoughtful person's Bitcoin."

Silver was the stronger of the two metals Thursday, up 1.80% at $68.08 an ounce while gold slipped slightly on the day. It remains far below the record it set earlier this year.

Which brings it back to a wedding.

In 1999, Kaplan handed every guest at his wedding a one ounce silver medallion, and insisted the silver come from the Sunshine Mine. He did not own it. He would not own it for another 11 years. Some of those guests eventually sold their medallions on eBay.

So what does he say to the person who bought silver during this year's surge and is sitting on a loss?

He answered it the way he answers everything, with the caveat first.

"Do as I say, not as I do, because my portfolio is not diversified," he said. "As far as I'm concerned, I'm in precious metals, mostly through the equities, and T-bills."

Then he did not soften the rest.

"You're going to be right, and obviously if you are underwater, my suggestion would be that you average down."

And a line that sounded less like a forecast than a temperament.

"If you own it, maybe you already have a full position, in which case just be content, because you will be right if you aren't already right."

What to watch

Three milestones carry the story forward. The NOVAGOLD shareholder vote on consolidating Donlin. Sunshine's feasibility study, expected in the second quarter of 2027. And a final investment decision that could support renewed silver production in late 2028.

Watch the full interview with Dr. Thomas Kaplan on Kitco News, including jow an Oxford doctorate on commodities and guerrilla warfare explains his entire career, what he means when he calls an asset a Rembrandt, and the one thing about patience he says takes 30 years to learn and cannot be shortcut.

See live precious metals prices for gold, silver, platinum and palladium — in USD, CAD and 12 more currencies.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward- looking statements are frequently, but not always, identified by words such as “expects”, “continue”, “ongoing”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. All statements, other than statements of historical fact, included herein are forward-looking statements. These forward-looking statements include statements regarding the expected outcomes of the Transactions; the ability of NOVAGOLD, NovaGold Corporation and Paulson to complete the Transactions on the terms described herein, or at all, including receipt of required regulatory approvals, shareholder approvals, court approvals, stock exchange approvals and satisfaction of other customary closing conditions; the expected synergies related to the Transactions in respect of strategy, operations and other matters; projections related to expansion; and the impact of the Transactions on NovaGold Corporation and its stakeholders. Forward-looking statements contained herein are based on a number of material assumptions, including but not limited to the following, which could prove to be inaccurate: the expected outcomes of the Transactions, the ability of NOVAGOLD, NovaGold Corporation and Paulson to complete the Transactions on the terms described herein, or at all, including receipt of required regulatory approvals, shareholder approvals, court approvals, stock exchange approvals and satisfaction of other customary closing conditions, the expected synergies related to the Transactions in respect of strategy, operations and other matters, projections related to expansion, our ability to achieve production at Donlin Gold; the cost estimates and assumptions contained in the 2025 Technical Report and the 2025 Technical Report Summary; estimated metal pricing, metallurgy, mineability, marketability and operating and capital costs, together with other assumptions underlying our resource and reserve estimates; our expected ability to develop adequate infrastructure and that the cost of doing so will be reasonable; assumptions that all necessary permits and governmental approvals will be obtained and the timing of such approvals; assumptions made in the interpretation of drill results, the geology, grade and continuity of our mineral deposits; our expectations regarding demand for equipment, skilled labor and services needed for exploration and development of mineral properties; operating or regulatory risks. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of NOVAGOLD considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results, activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are not historical facts but instead represent the expectations of NOVAGOLD management’s estimates and projections regarding future events or circumstances on the date the statements are made. Important factors that could cause actual results to differ materially from expectations include the need to obtain additional permits and governmental approvals; the timing and likelihood of obtaining and maintaining permits necessary to construct and operate; the need for additional financing to complete an updated feasibility study and to explore and develop properties; availability of financing in the debt and capital markets; disease pandemics; uncertainties involved in the interpretation of drill results and geological tests and the estimation of reserves and resources; changes in mineral production performance, exploitation and exploration successes; changes in national and local government legislation, taxation, controls or regulations and/or changes in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in the United States or Canada; the need for continued cooperation between the owners of Donlin Gold to advance the Donlin Gold project; the need for cooperation of government agencies and Native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; whether or when a positive construction decision will be made regarding the Donlin Gold project; and other risks and uncertainties disclosed in NOVAGOLD’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports and other documents filed by NOVAGOLD with applicable securities regulatory authorities from time to time. Copies of these filings may be obtained by visiting NOVAGOLD’s website at www.novagold.com, or the SEC’s website at www.sec.gov, or on SEDAR+ at www.sedarplus.ca. The forward-looking statements contained herein reflect the beliefs, opinions and projections of NOVAGOLD on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Important Information and Where to Find It

In connection with the proposed Transactions, NOVAGOLD expects to file a proxy statement on Schedule 14A with the SEC and applicable Canadian Securities Regulators that will be mailed or otherwise disseminated to security holders of NOVAGOLD seeking their approval of the transactions-related proposals. NOVAGOLD also may file other documents with the SEC and applicable Canadian Securities Regulators regarding the proposed Transactions. None of the securities to be issued pursuant to the proposed Transactions are anticipated to be registered under the U.S. Securities Act of 1933, as amended (the U.S. Securities Act”) or any U.S. state securities laws, and any securities issued in the transaction are anticipated to be issued in reliance upon an exemption from such registration requirements under the U.S. Securities Act and applicable exemptions under U.S. state securities laws. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC AND APPLICABLE CANADIAN SECURITIES REGULATORS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS, THE PARTIES TO THE PROPOSED TRANSACTIONS AND RELATED MATTERS. This communication is not a substitute for the proxy statement or any other document that NOVAGOLD may file in connection with the proposed Transactions. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by NOVAGOLD with the SEC at http://www.sec.gov, the SEC’s website, under NOVAGOLD’s profile on SEDAR+ at www.sedarplus.ca, or from NOVAGOLD’s website https://novagold.com/investors/why-invest/.

Participants in the Solicitation

NOVAGOLD and certain of its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Transactions. Information regarding NOVAGOLD’s directors and executive officers and other persons who may be deemed to be participants in the solicitation of shareholders of NOVAGOLD in connection with the proposed Transactions and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement, which will be filed with the SEC and applicable Canadian Securities Regulators. Information regarding NOVAGOLD’s directors and executive officers is contained in NOVAGOLD’s proxy statement for its 2026 annual meeting of shareholders, which was filed with the SEC on March 25, 2026. To the extent the holdings of the NOVAGOLD securities by the NOVAGOLD directors and executive officers have changed since the amounts set forth in the proxy statement for its 2026 annual meeting of shareholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants in the proxy solicitation and a description of their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed Transactions. You may obtain free copies of these documents (when they become available) using the sources indicated above.